UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2013

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2013, SFXE Netherlands Holdings B.V. (“SFXE Netherlands”), a wholly-owned subsidiary of SFX Entertainment, Inc. (the “Company”), entered into an option agreement (the “Option Agreement”) with Amazing Holding BV (“Amazing”), pursuant to which SFXE Netherlands acquired an option (the “Option”) to purchase ten thousand (10,000) shares (the “Shares”) of B2S Holding BV (“B2S”).  The Shares constitute fifty percent of the outstanding equity interests of B2S. ID&T Holding B.V., a subsidiary of the Company, owns all other outstanding equity interests of B2S.  B2S, which specializes in hard electronic dance music, is one of the world’s leading electronic music culture, or EMC, event organizers, and its festival and live event brands include Decibel, Hard Bass, Thrillogy, Knock Out and Loudness.

On December 18, 2013, SFXE Netherlands notified Amazing of its intent to exercise the Option.  Pursuant to the Option Agreement, the closing of the sale of the Shares must occur on or before February 17, 2014, subject to certain conditions set forth in the Option Agreement, including without limitation, the parties’ good faith negotiation and execution of definitive transaction documents.  As consideration for the Shares, SFXE Netherlands will pay Amazing $14.3 million in cash and 400,000 shares of the Company’s common stock.  In connection with entering into the Option Agreement, the Company issued to the owner of Amazing a warrant (the “Warrant”) to purchase 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share.  The Warrant will only become exercisable upon the closing and acquisition of the Shares and will have a term of five years starting on the date the Warrant is first exercisable.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to the timing and anticipated completion of the purchase of B2S and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: our ability to close the acquisition of B2S; risks relating to the negotiation and execution of definitive transaction documents, including the risk that any closing conditions will not be satisfied; the failure to obtain financing for the transaction; the Company’s ability to pay its debts and meet its liquidity needs; competition; the amount of the costs, fees, expenses and charges related to the acquisition of B2S; any difficulties associated with requests or directions from governmental authorities; and any changes in general economic and/or industry-specific conditions.

These and other potential risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are more fully detailed under the caption “Risk Factors” in the Company’s final prospectus filed with the SEC on October 10, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 7.01 Regulation FD Disclosure

On December 19, 2013, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the entry into the Option Agreement.  The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1*	Option Agreement, dated December 16, 2013, between SFXE Netherlands Holdings B.V. and Amazing Holding BV
99.1**	Press release, dated December 19, 2013

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: December 19, 2013	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director